UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 9, 2022

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604 Elko, NV	89801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 557-4550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2022, U.S. Gold Corp. (“U.S. Gold” or the “Company”) entered into an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) with and among Orevada Metals, Inc., the Company’s indirectly wholly-owned subsidiary (“Orevada”), Nevada Gold Mines LLC (“NGM”), Orogen Royalties Inc. (“Orogen”) and Renaissance Exploration, Inc., a wholly-owned subsidiary of Orogen (“RenEx”) whereby Orevada assigned its interest in that certain Exploration Earn-In Agreement with RenEx, dated February 19, 2019 (the “Original Earn-In Agreement”), to NGM. Pursuant to the Original Earn-In Agreement, Orevada, by making certain payments and incurring certain exploration expenditures, had the right to earn at least a 50% interest and up to a 70% interest in the Maggie Creek Property, owned by RenEx, in Eureka County, Nevada. Simultaneous with this assignment, NGM and RenEx entered into an Amended and Restated Exploration Earn-In Agreement, pursuant to which NGM can earn a 100% interest in the Maggie Creek Property (the “NGM Option”).

As consideration for the assignment of the Original Earn-In Agreement to NGM, U.S. Gold received an upfront cash payment of $2.75 million dollars from NGM, and NGM agreed that if it exercises the NGM Option and acquires the Maggie Creek Property, it will grant to U.S. Gold a 0.5% Net Smelter Returns royalty on all gold and other recovered and saleable minerals from the Maggie Creek Property (the “U.S. Gold Royalty”), pursuant to a separate royalty agreement (the “U.S. Gold Royalty Agreement”) between NGM and U.S. Gold, the terms of which have been fully agreed as part of this assignment. Under the U.S. Gold Royalty Agreement, NGM will have the right to buy back one-half of the U.S. Gold Royalty (reducing the royalty to 0.25% of Net Smelter Returns) for a fixed price of $500,000. In addition, the U.S. Gold Royalty Agreement will provide that U.S. Gold waives the first $800,000 of production royalty payments owed to it, regardless of whether NGM exercises its buy-back rights. Under the U.S. Gold Royalty Agreement, NGM will also have a right of first refusal to purchase the U.S. Gold Royalty if U.S. Gold decides to sell that royalty.

The foregoing description of the Assignment and Assumption Agreement is not complete and subject to, and qualified in its entirety by, the full text of the document, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 10, 2022, U.S. Gold issued a press release announcing its entry into the Assignment and Assumption Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Assignment and Assumption Agreement dated November 9, 2022.
99.1	Press Release dated November 10, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Gold corp.

Date: November 15, 2022	By:	/s/ Eric Alexander
	Name:	Eric Alexander
	Title:	Chief Financial Officer

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